Exhibit 99.2

Code Chain New Continent Limited Announces Appointment of Well-known Blockchain Investor ‘Martian’ Zijing (Ryan) Xu as Chief Strategy Officer and Director

NEW YORK, April 8, 2021 -- Code Chain New Continent Limited (the “Company,” or “Code Chain” or “We”) (NASDAQ: CCNC), a leading eco-technology company, announced today the appointment of Zijing (Ryan) Xu as Chief Strategy Officer and as a new member to the Board of Directors, effective immediately.

As the Co-founder of Blockchain Global, Collinstar Capital, and Rongyitou Internet Financial Services Co. Ltd, Melbourne-based ‘Martian’ Ryan Xu is one of the most influential Key Opinion Leaders in Chinese Digital Currency and Blockchain Community. He is also a member of the Asian DACA Blockchain Association and Chairman of HCash Foundation.

Mr. Xu has been dedicate to the Bitcoin industry since 2014, with extensive experience in Blockchain, mining, and investment. He brings special expertise to pioneer Blockchain technology, expand into new markets and leverage new platforms that are especially timely in a fast-changing business environment.

In his new role at Code Chain, Mr. Xu will be the driving force behind the Company’s strategic focus on Bitcoin mining. Mr. Xu will also help drive the Company's continued growth by leveraging his extensive professional insights in Bitcoin and industry influence to guide the management's cryptocurrency expansion and development efforts.

In welcoming Mr. Xu, David (Weidong) Feng, Co-CEO of the Company, commented, “Code Chain is moving rapidly to meet the demands of its mission of cryptocurrency expansion. We are excited for Mr. Xu to join our team as a multi-dimensional and multi-talented leader with a proven successful track record. Having him help our progress going forward is a huge added value for the Company.”

Mr. Xu said, “I am very pleased with this excellent opportunity to firmly root in the Company’s strategic direction by offering my knowledge of the Blockchain market. I look forward to being a part of this to the adventure ahead.”

About Code Chain New Continent Limited

Founded in 2009, Code Chain New Continent Limited engages in the research, development, and sale of solid waste recycling systems for the mining and industrial sectors, the wholesale and sale of fuel materials, harbor cargo handling services and production and sales of coating materials in the PRC. It provides end-users in these markets with a clean alternative to traditional waste disposal by significantly reducing solid waste discharge into the environment and enabling such users to extract value from valuable metals and other industrial waste materials. Upon completion of Sichuan Wuge Network Games Co., Ltd. ("Wuge"), the Company has also diversified its business. Wuge was established in 2019 and is still in this early developing stage. Wuge produced electronic tokens that combine the five-W elements (when, where, who, why, what), geographic location via the Beidou satellite system and identity information using Code Chain technology. The electronic tokens are unique, tradable, and inheritable digital assets and cannot be tampered. The electronic tokens are based on and stored in the Code Chain system and can be used to monitor and document all kinds of consumer behaviors that involve code-scanning.

Safe Harbor Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including certain plans, expectations, goals, and projections, which are subject to numerous assumptions, risks, and uncertainties. These forward-looking statements may include, but are not limited to, statements containing words such as "may," "could," "would," "plan," "anticipate," "believe," "estimate," "predict," "potential," "expects," "intends", "future" and "guidance" or similar expressions. These forward-looking statements speak only as of the date of this press release and are subject to change at any time. These forward-looking statements are based upon management's current expectations and are subject to a number of risks, uncertainties and contingencies, many of which are beyond the Company's control that may cause actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. The Company's actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including those described under the heading "Risk Factors" in the Company's public filings with the Securities and Exchange Commission, including the Company's annual report on 10-K. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required under applicable law.